                                                     Exhibit (1)
                                                     Commonwealth Edison Company
                                                     Form S-3
                                                     File No. 33-

                         8,000,000 PREFERRED SECURITIES

                               COMED FINANCING 1
                               (A DELAWARE TRUST)

              __% TRUST ORIGINATED PREFERRED SECURITIES ("TOPRS")
              (LIQUIDATION AMOUNT OF $25 PER PREFERRED SECURITY)\SM\

                             UNDERWRITING AGREEMENT


                                                             _____________, 1995

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner &
 Smith Incorporated, as Representative
 of the several Underwriters
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York  10281

Ladies and Gentlemen:

     1. Introductory. ComEd Financing I (the "Trust"), a statutory business trust organized under the Business Trust Act (the "Delaware Act") of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C. (S)(S) 3801 et seq.), and Commonwealth Edison Company, an Illinois corporation (the "Company" and, together with the Trust, the "Offerors"), confirm their agreement (the "Agreement") with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 9 hereof), for whom Merrill Lynch is acting as representative (in such capacity, Merrill Lynch shall hereinafter be referred to as the "Representative"), with respect to the issue and sale by the Trust and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of __% Trust Originated Preferred Securities (liquidation amount of $25 per preferred security) of the Trust

- ----------------
\SM\ "Trust Originated Preferred Securities" and "TOPrS" are service marks of
     Merrill Lynch & Co., Inc.

("Preferred Securities") set forth in said Schedule A except as may otherwise be provided in the Pricing Agreement, as hereinafter defined. The Preferred Securities will be guaranteed by the Company with respect to distributions and payments upon liquidation, redemption and otherwise (the "Preferred Securities Guarantee") pursuant to the Preferred Securities Guarantee Agreement (the "Preferred Securities Guarantee Agreement"), dated as of _________, 1995, between the Company and Wilmington Trust Company, as trustee (the "Guarantee Trustee"), and entitled to the benefits of certain undertakings described in the Prospectus with respect to the Company's agreement pursuant to the Supplemental Indenture (as defined herein) to pay all expenses relating to administration of the Trust (the "Undertakings"). The Preferred Securities and the related Preferred Securities Guarantee are referred to herein collectively as the "Securities."

     Prior to the purchase and public offering of the Preferred Securities by the several Underwriters, the Offerors and the Representative, acting on behalf of the several Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Offerors and the Representative and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Preferred Securities will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

     The Offerors have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 33-_____) and a related preliminary prospectus for the registration under the Securities Act of 1933, as amended (the "1933 Act"), of up to a combination of $200,000,000 of (i) preferred securities, including the Preferred Securities, (ii) guarantees of the preferred securities, including the Preferred Securities Guarantee and (iii) unsecured subordinated debt securities, including the Subordinated Debt Securities (as defined below) to be issued and sold to the Trust by the Company, have filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. Such registration statement (as amended, if applicable) and the prospectus constituting a part thereof (including, in each case, all documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act and the information, if any, deemed to be part thereof pursuant to Rule 430A of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations")), as from time to time amended or supplemented pursuant to the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or otherwise, are hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively, except that, if any

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

revised prospectus shall be provided to the Underwriters by the Offerors for use in connection with the offering of the Preferred Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Offerors with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use. All documents filed by the Company with the Commission pursuant to the 1934 Act and incorporated by reference in the Registration Statement or the Prospectus, as aforesaid, are hereinafter referred to as the "Incorporated Documents." All references in this Agreement to financial statements and schedules and other information that is "contained," "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that are or are deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act that is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

     The Offerors understand that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after the Pricing Agreement has been executed and delivered, and the Declaration (as defined herein), the Indenture (as defined herein), and the Preferred Securities Guarantee Agreement have been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). The entire proceeds from the sale of the Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the "Common Securities"), as guaranteed by the Company, to the extent set forth in the Prospectus, with respect to distributions and payments upon liquidation and redemption (the "Common Securities Guarantee" and together with the Preferred Securities Guarantee, the "Guarantees") pursuant to the Common Securities Guarantee Agreement (the "Common Securities Guarantee Agreement" and, together with the Preferred Securities Guarantee Agreement, the "Guarantee Agreements"), dated as of ___________, 1995, between the Company and the Guarantee Trustee, as Trustee, and will be used by the Trust to purchase the $__________ principal amount of __% subordinated debt securities (the "Subordinated Debt Securities") issued by the Company. The Preferred Securities and the Common Securities will be issued pursuant to the amended and restated declaration of trust of the Trust, dated as of ___________, 1995 (the "Declaration"), among the Company, as Sponsor, J.C. Bukovski and Dennis F. O'Brien (the "Regular Trustees") and Wilmington Trust Company, a Delaware banking corporation, as property trustee (the "Property Trustee" and, together with the Regular Trustees, the "Trustees"), and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Subordinated Debt Securities will be issued pursuant to an indenture, dated as of

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

_____________, 1995 (the "Base Indenture"), between the Company and Wilmington Trust Company, as trustee (the "Debt Trustee"), and a supplement to the Base Indenture, dated as of ______________, 1995 (the "Supplemental Indenture" and, together with the Base Indenture and any other amendments or supplements thereto, the "Indenture"), between the Company and the Debt Trustee.

     2. Representations and Warranties of the Offerors. The Offerors jointly and severally represent and warrant to, and agree with, the Underwriters that:

          (a) The Registration Statement and the Prospectus, at the time the Registration Statement became effective, complied, and as of the date hereof comply, and at Closing Time, as hereinafter defined, will comply, in all material respects with the requirements of the 1933 Act and the 1934 Act and the rules and regulations of the Commission under such Acts; the Incorporated Documents, as of their respective dates of filing with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder; the Registration Statement and any amendment thereof (including the filing of any annual report on Form 10-K), at the time it became effective did not, and as of the date of the Pricing Agreement and as of the Closing Time will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, at the time the Registration Statement became effective did not, as of the date hereof does not and as of the date of the Pricing Agreement and the Closing Time will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 2(a) shall not apply to (A) that part of the Registration Statement which constitutes the Statements of Eligibility and Qualification (Forms T-1 and T-2) under the 1939 Act, as amended, or (B) statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Offerors in writing by any Underwriter through the Representative expressly for use in the Registration Statement or the Prospectus.

          (b) Arthur Andersen LLP, the accountants who certified certain of the financial statements included or incorporated by reference in the Prospectus, are independent public accountants as required by the 1933 Act and the rules and regulations of the Commission thereunder.

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

          (c) The financial statements (together with related schedules and notes, selected financial data and summary financial information), included or incorporated by reference in the Prospectus present fairly the financial position, results of operations and cash flows of the Company and its consolidated subsidiaries as at the respective dates and for the respective periods specified and, except as otherwise stated in the Prospectus, such financial information has been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved. The Company has no material contingent obligation which is not disclosed in the Prospectus.

          (d) Except as set forth in or contemplated by the Prospectus, no material transaction has been entered into by the Company or the Trust otherwise than in the ordinary course of business, and no materially adverse change has occurred in the condition, financial or otherwise, of the Company or the Trust, in each case since the respective dates as of which information is given in the Prospectus.

          (e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Illinois with corporate power and authority to own its properties and conduct its business as described in the Prospectus.

          (f) Each significant subsidiary of the Company, as defined in Rule 1-02 of Regulation S-X of the Commission ("significant subsidiary"), has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation; all of the issued and outstanding capital stock of each significant subsidiary has been duly and validly issued and is fully paid and non-assessable; and all of the capital stock of each significant subsidiary is owned by the Company free and clear of any pledge, lien, encumbrance, claim or equity.

          (g) The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act with the power and authority to own property and to conduct its business as described in the Registration Statement and Prospectus and to enter into and perform its obligations under this Agreement, the Pricing Agreement, the Preferred Securities, the Common Securities and the Declaration; the Trust is duly qualified to transact business as a foreign company and is in good standing in any other jurisdiction in which such qualification is necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Trust; the Trust is not a party to or otherwise bound by any agreement other than those described in the Prospectus; the Trust is and will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation; and the Trust is and will be treated as a consolidated subsidiary of the Company pursuant to generally accepted accounting principles.

          (h) Neither the Company nor any significant subsidiary is in violation of its Articles or Certificate of Incorporation or by-laws; the Trust is not in violation of the Declaration or its certificate of trust filed with the State of Delaware on _____________, 1995 (the "Certificate of Trust"); none of the Company, any significant subsidiary or the Trust is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any mortgage or any contract, lease, note or other instrument to which the Company, any significant subsidiary or the Trust is a party or by which any of them may be bound, nor is any of them in violation of any law, administrative regulation or administrative, arbitration or court order, except in each case to such extent as may be set forth in the Prospectus or except to the extent that such defaults or violations would not, in the aggregate, have a material adverse effect on the Company, any significant subsidiary or the Trust; and the execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions herein contemplated will not conflict with or constitute a breach of, or default under, the Restated Articles of Incorporation or by-laws of the Company, the Declaration or the Certificate of Trust or any mortgage, contract, lease, note or other instrument to which the Company, any significant subsidiary or the Trust is a party or by which it, any significant subsidiary or the Trust may be bound, or any law, administrative regulation or administrative, arbitration or court order.

          (i) The Company has filed with the Illinois Commerce Commission a petition with respect to the issuance and sale of the Subordinated Debt Securities and the Guarantees, the purchase of the Common Securities from the Trust and the Company's participation in the transactions otherwise contemplated by this Agreement, and said Commission has issued its order authorizing and approving such transactions. No consent of or approval by any other public board or body or administrative agency, federal or state, is necessary to authorize such issue and sale, such investment or such participation, except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and the qualification of the Declaration, the Preferred Securities Guarantee Agreement and the Indenture under the 1939 Act.

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

          (j) There is no pending or threatened suit or proceeding before any court or governmental agency, authority or body or any arbitration involving the Company, any of its significant subsidiaries or the Trust required to be disclosed in the Prospectus which is not adequately disclosed in the Prospectus.

          (k) This Agreement has been, and at Closing Time the Pricing Agreement will have been, duly authorized, executed and delivered by each of the Offerors.

          (l) The Common Securities have been duly authorized by the Declaration and, when issued and delivered by the Trust to the Company against payment therefor as described in the Registration Statement and Prospectus, will be validly issued and (subject to the terms of the Declaration) fully paid and non-assessable undivided beneficial interests in the assets of the Trust and will conform to the description thereof contained in the Prospectus; the issuance of the Common Securities is not subject to preemptive or other similar rights; and at Closing Time all of the issued and outstanding Common Securities of the Trust will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

          (m) The Declaration has been duly authorized by the Company and, at Closing Time, will have been duly executed and delivered by the Company and the Trustees, and assuming due authorization, execution and delivery of the Declaration by the Property Trustee, the Declaration will, at Closing Time, be a valid and binding obligation of the Company and the Regular Trustees, enforceable against the Company and the Regular Trustees in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) (the "Bankruptcy Exceptions") and will conform to the description thereof in the Prospectus; and at Closing Time, the Declaration will have been duly qualified under the 1939 Act.

          (n) Each of the Guarantee Agreements has been duly authorized by the Company and, when validly executed and delivered by the Company, and, in the case of the Preferred Securities Guarantee Agreement, assuming due authorization, execution and delivery of the Preferred Securities Guarantee by the Guarantee Trustee, will constitute a

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

     valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions, and each of the Guarantees and the Guarantee Agreements will conform to the description thereof contained in the Prospectus; and the Preferred Securities Guarantee Agreement, at Closing Time, will have been duly qualified under the 1939 Act.

          (o) The Preferred Securities have been duly authorized by the Declaration and, when issued and delivered pursuant to this Agreement against payment of the consideration set forth in the Pricing Agreement, will be validly issued and (subject to the terms of the Declaration) fully paid and non-assessable undivided beneficial interests in the Trust, will be entitled to the benefits of the Declaration and will conform to the description thereof contained in the Prospectus; the issuance of the Preferred Securities is not subject to preemptive or other similar rights; and (subject to the terms of the Declaration) holders of Preferred Securities will be entitled to the same limitation of personal liability under Delaware law as extended to stockholders of private corporations for profit organized under the Delaware General Corporation Law.

          (p) The Indenture has been duly authorized by the Company and, when validly executed and delivered by the Company, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions; the Indenture will conform to the description thereof contained in the Prospectus; and at Closing Time, the Indenture will have been duly qualified under the 1939 Act.

          (q) The Subordinated Debt Securities have been duly authorized by the Company and, at Closing Time, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment therefor as described in the Prospectus, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions, will be in the form contemplated by, and entitled to the benefits of, the Indenture and will conform to the description thereof in the Prospectus.

          (r) The Company's obligations under the Guarantees are subordinate and junior in right of payment to all liabilities of the Company

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     and are pari passu with the most senior preferred stock issued by the
     Company.

          (s) The Subordinated Debt Securities are subordinated and junior in right of payment to all "Senior Indebtedness" (as defined in the Supplemental Indenture) of the Company.

          (t) Each of the Regular Trustees of the Trust is an employee of the Company and has been duly authorized by the Company to execute and deliver the Declaration; the Declaration has been duly executed and delivered by the Regular Trustees and is a valid and binding obligation of each Regular Trustee, enforceable against such Regular Trustee in accordance with its terms except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions.

          (u) None of the Offerors is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

          (v) The Company is a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, but the Company and its subsidiaries are exempt from the provisions of that Act, except Section 9(a)(2) thereof, and such exemption is in full force and effect and the Company is not aware of any existing or proposed proceedings contemplating the revocation or modification of such exemption.

          (w) The franchise granted to the Company by the City Council of the City of Chicago under an ordinance effective January 1, 1992, is valid and subsisting and duly authorizes the Company to engage in the electric utility business conducted by it in such City; and the several franchises of the Company outside of the City of Chicago are valid and subsisting and authorize the Company to carry on its utility business in the several communities, capable of granting franchises, located in the territory served by the Company outside the City of Chicago.

          (x) Subject to certain immaterial exceptions, the Company has good and sufficient title to the principal plants and properties purported to be owned by it, subject to the lien of the Company's Mortgage dated July 1, 1923, as amended and supplemented (the "Mortgage"), and subject to permitted liens as defined in said Mortgage.

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

          (y) Except for changes contemplated by the Prospectus, the authorized and outstanding capital stock of the Company is as set forth in the Prospectus.


          (z)  Each of the Offerors is in compliance with all provisions of
     Section 1 of the Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business With Cuba.

          Any certificate signed by any officer or trustee of the Offerors and delivered to you or to counsel for the Underwriters shall be deemed a joint and several representation and warranty by the Offerors to each Underwriter as to the matters covered thereby.

          3. Purchase, Offering and Delivery -- Closing Time. (a) Subject to the terms and conditions herein set forth, the Trust agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trust at the purchase price set forth in the Pricing Agreement, the number of Preferred Securities set forth opposite such Underwriter's name in Schedule A hereto (except as otherwise provided in the Pricing Agreement), plus any additional number of Preferred Securities that such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof. The purchase price per security to be paid by the several Underwriters for the Preferred Securities shall be an amount equal to the initial public offering price. The initial public offering price per Preferred Security shall be a fixed price to be determined by Agreement between the Representative and the Offerors. The initial public offering price and the purchase price, when so determined, shall be set forth in the Pricing Agreement. In the event that such prices have not been agreed upon and the Pricing Agreement has not been executed and delivered by all parties thereto by the close of business on the fourteenth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party, unless otherwise agreed to by the Offerors and the Representative. As compensation to the Underwriters for their commitments hereunder and in view of the fact that the proceeds of the sale of the Preferred Securities will be used to purchase the Subordinated Debt Securities of the Company, the Company hereby agrees to pay at Closing Time (as defined below) to the Representative, for the accounts of the several Underwriters, a commission per Preferred Security determined by agreement between the Representative and the Company for the Preferred Securities to be delivered by the Trust hereunder at Closing. The commission, when so determined, shall be set forth in the Pricing Agreement.

          (b) Payment of the purchase price for, and delivery of certificates for, the Preferred Securities shall be made at the office of Sidley & Austin, or at such other

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place as shall be agreed upon by the Representative and the Trust, at 10:00 A.M.
Chicago time on the fifth business day (unless postponed in accordance with the provisions of Section 9) after execution of the Pricing Agreement, or such other time not later than ten business days after such date as shall be agreed upon by the Representative, the Trust and the Company (such time and date of payment and delivery being herein called "Closing Time"). Payment shall be made to the Trust by certified or official bank check or checks drawn in New York Clearing House funds or similar next day funds payable to the order of the Trust to an account designated by the Trust, against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Preferred Securities to be purchased by them. Certificates for the Preferred Securities shall be in such denominations and registered in such names as the Representative may request in writing at least two business days before the Closing Time. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Preferred Securities which it has agreed to purchase. Merrill Lynch, individually and not as Representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Preferred Securities to be purchased by any Underwriter whose check has not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

          The certificate(s) for the Preferred Securities will be made available for examination and packaging by the Representative not later than 10:00 A.M. on the last business day prior to the Closing Time.

          At Closing Time, the Company will pay, or cause to be paid, the commission payable at such time to the Underwriters under this Section 3 by certified or official bank check or checks payable to Merrill Lynch, Pierce, Fenner & Smith Incorporated in New York Clearing House funds or other similar next day funds.

          (c) In accordance with Rule 15c6-1(d) promulgated under the 1934 Act, the Underwriters agree to the payment of funds and delivery of the Preferred Securities in accordance with this Section 3 in lieu of that required by paragraphs (a) and (c) of Rule 15c6-1 under the 1934 Act.

          4. Agreements. Each of the Offerors jointly and severally agrees with the several Underwriters that:

          (a) The Offerors will give the Representative notice of their intention to file or prepare (i) any amendment to the Registration Statement (including any post-effective amendment), (ii) any amendment or supplement to the Prospectus (including any revised prospectus which the Offerors propose for use by the Underwriters in connection with the offering of the Preferred Securities which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), or (iii) any document that would as a result thereof be incorporated by reference in the Prospectus whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representative with copies of any such amendment, supplement or other document a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment, supplement or other document or use any such prospectus to which the Representative or counsel for the Underwriters may reasonably object. Subject to the foregoing, the Offerors will promptly prepare a supplement to the Prospectus to reflect the terms of the Preferred Securities and the terms of the offering. The Offerors will file the Prospectus as so supplemented pursuant to Rule 424(b) under the 1933 Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the 1933 Act.

          (b) The Offerors will promptly advise the Representative (i) when the Registration Statement and any amendment thereto (including any post-effective amendment) shall have become effective, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Preferred Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Offerors will use their best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

          (c) If, at any time when a prospectus relating to the Preferred Securities is required to be delivered under the 1933 Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Registration Statement or the Prospectus to comply with the 1933 Act or the 1934 Act or the rules and regulations of the Commission under such Acts, the Offerors promptly will prepare and file with the Commission, subject to paragraph (a) of this
     Section 4, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance.

          (d) The Company will make generally available to the Trust's security holders and to the Representative a consolidated earnings statement (which need not be audited) of the Company for the 12-month period beginning on October 1, 1995, as soon as practicable after the end of such 12-month period, which will satisfy the provisions of Section 11(a) of the 1933 Act.

          (e) The Company will furnish without charge to (A) each of the Representative and counsel for the Underwriters a signed copy of the Registration Statement (but without exhibits incorporated by reference), as originally filed, all amendments thereto filed prior to Closing Time and all Incorporated Documents (including exhibits, other than exhibits incorporated by reference), (B) each other Underwriter a conformed copy of the Registration Statement (but without exhibits), as originally filed, all amendments thereto (but without exhibits) and all Incorporated Documents (but without exhibits other than the Company's latest Annual Report to shareholders) and (C) each Underwriter as many copies of the Prospectus and, so long as delivery of a prospectus or supplement thereto by an Underwriter or dealer may be required under the 1933 Act, any amendments thereof and supplements thereto (but without Incorporated Documents or exhibits), as soon as available and in such quantities as the Representative may reasonably request.

          (f) The Offerors will use their best efforts to arrange for the qualification of the Preferred Securities (and the Preferred Securities Guarantee) and the Subordinated Debt Securities for sale under the laws of such jurisdictions as the Representative may designate (provided, however, that none of the Offerors shall be obligated to qualify as a foreign corporation in, or to execute or file any general consent to service of process under the laws of, any jurisdiction), will maintain such qualifications in effect so long as required for the distribution of the Preferred Securities and will arrange for the determination of the legality of the Preferred Securities for purchase by institutional investors.

          (g) Whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, the Company will pay all costs and expenses incident to the performance of the obligations of the Offerors hereunder, including, but not limited to, (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) all costs, taxes and expenses incident to the issue and delivery of the Preferred Securities to the Underwriters, (iii) the fees and disbursements of the Company's and the Trustee's counsel and accountants, (iv) the qualification of the Preferred Securities, the Preferred Securities Guarantee and the Subordinated Debt Securities under securities laws in accordance with the provisions of Section 4(f) hereof (including fees of counsel for the Underwriters not exceeding $2,000 and disbursements) incurred in connection with "Blue Sky" qualifications, (v) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of each preliminary prospectus, and of the Prospectus and any amendments or supplements thereto (except the cost of amending or supplementing the Prospectus after ninety days following the Closing Time, which shall be at the expense of the Underwriters requesting same), (vi) the fee of the National Association of Securities Dealers, Inc., (vii) the fees and expenses of the Debt Trustee, including the fees and disbursements of counsel for the Debt Trustee in connection with the Indenture and the Subordinated Debt Securities, (viii) the fees and expenses of the Property Trustee and the Guarantee Trustee, including the fees and disbursements of counsel for the Property Trustee in connection with the Declaration and the Certificate of Trust, (ix) any fees payable in connection with the rating of the Preferred Securities and Subordinated Debt Securities, (x) the fees and expenses incurred in connection with the listing of the Preferred Securities (and the related Preferred Securities Guarantee) and, if applicable, the Subordinated Debt Securities on the New York Stock Exchange, (xi) the cost and charges of any transfer agent or registrar and
     (xii) the cost of qualifying the Preferred Securities with The Depository Trust Company. Except as provided in this Section 4(g), Section 7 and
     Section 8 hereof, the Underwriters will pay all their own costs and expenses, including the fees of their counsel and any advertising expenses in connection with any offer they may make.

          (h) The Offerors will use best efforts to effect the listing of the Preferred Securities (including the Preferred Securities Guarantee with respect thereto) on the New York Stock Exchange; if the Preferred Securities are exchanged for Subordinated Debt Securities, the Company will use its best efforts to effect the listing of the Subordinated Debt Securities on the exchange on which the Preferred Securities were then listed.

          (i) During a period of 30 days from the date of the Pricing Agreement, neither the Trust nor the Company will offer, sell, contract to sell, grant any option for the sale of, or otherwise dispose of any Preferred Securities, any security convertible into or exchangeable into or exercisable for Preferred Securities or the Subordinated Debt Securities or any debt securities substantially similar to the Subordinated Debt Securities or equity securities substantially similar to the Preferred Securities (except for the Subordinated Debt Securities and the Preferred Securities issued pursuant to this Agreement), without the prior written consent of the Representative.

          5. Conditions to the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Preferred Securities shall be subject to the accuracy of the representations and warranties on the part of the Offerors contained herein as of the date hereof and Closing Time, to the accuracy of the statements of the Offerors made in any certificates pursuant to the provisions hereof, to the performance by the Offerors of their obligations hereunder and to the following additional conditions:

          (a) The Registration Statement shall have become effective not later than 5:30 P.M. on the date hereof, or with the consent of the Representative, at a later time and date, not later, however, than 5:30 P.M. on the first business day following the date hereof, or at such later time and date as may be approved by the Representative; and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the 1933 Act Regulations and in accordance with Section 4(a) hereof and prior to Closing Time the Offerors shall have provided evidence satisfactory to the Representative of such timely filing.

          (b) The Offerors shall have furnished to the Representative the opinion of Sidley & Austin, counsel for the Offerors, at Closing Time, to the effect that:

               (i) the Company is a validly organized and existing corporation in good standing under the laws of the State of Illinois;

               (ii) to our knowledge, the Trust is not a party to or otherwise bound by any agreement other than those described in the Prospectus; and the Trust is duly qualified and in good standing as a foreign company in any other jurisdiction in which such qualification is necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Trust;

               (iii) the issue and sale of the Subordinated Debt Securities and the execution and delivery of the Guarantees by the Company in accordance with the terms of this Agreement, the Company's purchase of the Common Securities from the Trust and the Company's participation in the transactions otherwise contemplated by this Agreement have been duly and validly authorized by the necessary corporate action of the Company and by order duly entered by the Illinois Commerce Commission; and no authorization, approval, consent, certificate or order of any other state commission or regulatory authority (other than under any applicable state securities or blue sky laws, as to which said counsel need express no opinion) or of any federal commission or regulatory authority is required in respect of such issue and sale, such purchase or such participation, except (a) such as may be required under the 1933 Act or the 1933 Act Regulations and (b) the qualification of the Declaration, the Preferred Securities Guarantee Agreement and the Indenture under the 1939 Act and 1939 Act Regulations;

               (iv) the Registration Statement has become effective under the 1933 Act and, to the knowledge of said counsel, no proceedings for a stop order are pending or threatened under Section 8(d) or 8(e) of the 1933 Act;

               (v) the Registration Statement, as of its effective date, and the Prospectus, in the form first used by the Underwriters to confirm sales of the Preferred Securities (or as amended or supplemented, if applicable) (except, in each case, as to the financial statements, financial data, statistical data and supporting schedules contained or incorporated therein, with respect to which said counsel need express no opinion), comply as to form, in all material respects, with the 1933 Act, the 1934 Act, the 1939 Act and the rules and regulations of the Commission under such Acts; and the Incorporated Documents (except as to the financial statements, financial data, statistical data and supporting schedules contained or incorporated therein, with respect to which said counsel need express no opinion), as of their respective dates of filing with the Commission, complied as to form, in all material respects, with the 1934 Act and the rules and regulations of the Commission thereunder;

          (vi) the execution and delivery of this Agreement and the Pricing Agreement by the Company have been duly authorized by the necessary corporate action; and this Agreement and the Pricing Agreement have been duly executed and delivered by the Company;

               (vii) the Declaration has been duly authorized, executed and delivered by the Company, as sponsor, and has been duly executed and delivered by each of the Regular Trustees;

               (viii) the statements in the Prospectus under the captions "Risk Factors," "Description of the Preferred Securities," "Description of the Preferred Securities Guarantee," "Description of the Subordinated Notes" and "Effect of Obligations Under the Subordinated Notes and the Preferred Securities Guarantee," insofar as they pertain to obligations of the Offerors and insofar as they purport to summarize certain provisions of the documents referred to under said captions, have been reviewed by them and constitute fair and accurate summaries of such provisions; and the Declaration, the Indenture and the Preferred Securities Guarantee Agreement filed with the Commission as part of the Registration Statement complied as to form in all material respects with the applicable requirements of the 1939 Act and the 1939 Act Regulations;

               (ix) the Common Securities, the Preferred Securities, the Subordinated Debt Securities, each of the Guarantees, the Declaration, the Indenture and each of the Guarantee Agreements conform in all material respects to the descriptions thereof contained in the Prospectus and such descriptions fairly set forth the matters respecting the Common Securities, the Preferred Securities, the Subordinated Debt Securities, each of the Guarantees, the Declaration, the Indenture and each of the Guarantee Agreements required under the applicable provisions of the federal securities laws to be set forth in the Prospectus;

               (x) all of the issued and outstanding Common Securities of the Trust are owned of record by the Company free and clear, to our knowledge, of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right;

               (xi) the Declaration has been duly qualified under the 1939 Act;

               (xii) each of the Guarantee Agreements has been duly authorized, executed and delivered by the Company; the Preferred Securities Guarantee Agreement, assuming it is duly authorized, executed and delivered by the Guarantee Trustee, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by Bankruptcy Exceptions; and the Preferred Securities Guarantee Agreement has been duly qualified under the 1939 Act;

               (xiii) the Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Debt Trustee, is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions, and the Indenture has been duly qualified under the 1939 Act;

               (xiv) the Subordinated Debt Securities are in the form contemplated by the Indenture, have been duly authorized, executed and delivered by the Company and, when authenticated by the Debt Trustee in the manner provided for in the Indenture and delivered against payment therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits provided by the Indenture, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions; and, subject to like exception contained in the immediately preceding clause, the holder or holders of the Subordinated Debt Securities will be entitled to the payment of principal and interest as therein provided;

               (xv) the Subordinated Debt Securities are subordinate and junior in right of payment to all "Senior Indebtedness" (as defined in the Supplemental Indenture) of the Company;

               (xvi) the Company's obligations under the Preferred Securities Guarantee and the Common Securities Guarantee are subordinate and junior in right of payment to all liabilities of the Company and are pari passu with the most senior preferred stock issued by the Company;

               (xvii) subject to certain immaterial exceptions, the Company has good and sufficient title to the principal plants and properties purported to be owned by it, subject to the lien of the Mortgage and to permitted liens as defined in said Mortgage;

               (xviii) the franchise granted to the Company by the City Council of the City of Chicago under an ordinance effective January 1, 1992, is valid and subsisting and duly authorizes the Company to engage in the electric utility business conducted by it in such City; the several franchises of the Company outside the City of Chicago are valid and subsisting and authorize the Company to carry on its utility business in the several communities, capable of granting franchises, located in the territory served by the Company outside the City of Chicago;

               (xix) to the knowledge of said counsel, (a) there are no material pending legal proceedings to which the Company or the Trust is a party or of which property of the Company or the Trust is the subject and which are required to be set forth in the Prospectus and
          (b) there are no such proceedings contemplated by governmental authorities, in each case other than those referred to in the Prospectus;

               (xx) none of the Offerors is an "investment company" or a company "controlled" by an "investment company" within the meaning of the 1940 Act;

               (xxi) the Company is a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, but the Company and its subsidiaries are exempt from the provisions of such Act, except Section 9(a)(2) thereof, and such exemption is in full force and effect and, to our knowledge, there are no existing or overtly threatened proceedings contemplating the revocation or modification of such exemption;

               (xxii) for federal income tax purposes (i) the Subordinated Debt Securities will constitute indebtedness of the Company and (ii) the interest on the Subordinated Debt Securities will be deductible by the Company on an economic accrual basis in accordance with section 163(e) of the Internal Revenue Code of 1986, as amended, and Treasury Regulation section 1.163-7;

               (xxiii) under current law, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation; accordingly, for United States federal income tax purposes, each holder of Preferred Securities generally will be considered the owner of an undivided interest in the Subordinated Debt Securities, and each holder will be required to include in its gross income any original issue discount accrued with respect to its allocable share of the Subordinated Debt Securities;

               (xxiv) the discussion set forth in the Prospectus under the caption "Certain Federal Income Consequences" is a fair and accurate summary of the matters addressed therein, based upon current law and the assumption stated or referred to therein; and

               (xxv) the statements, if any, contained or incorporated by reference in the Prospectus which are expressed therein to have been made on the authority of said counsel are, as to matters of law and legal conclusions, correct in all material respects; nothing has come to the attention of said counsel which causes them to believe that the Registration Statement or any amendment thereof (including the filing of any annual report on Form 10-K) at the time it became effective (except as to the financial statements, financial data, statistical data and supporting schedules contained or incorporated therein, with respect to which said counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as amended or supplemented at the time it was filed pursuant to Rule 424 under the 1933 Act contained, or as amended or supplemented as of the Closing Time (except as to the financial statements, financial data, statistical data and supporting schedules contained or incorporated therein, with respect to which said counsel need express no opinion) contains, an untrue statement of a material fact, or omitted or omits to state a material fact, necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to the knowledge of said counsel, there are no contracts or exhibits required to be filed with the Registration Statement which are not so filed.

               In giving its opinion, Sidley & Austin may rely as to certain matters of Delaware law upon the opinion of Richards, Layton &

          Finger, special counsel to the Offerors, which shall be delivered in accordance with Section 5(c)(i) hereto.

          (c) (i) The Representative shall have received the favorable opinion, at Closing Time, of Richards, Layton & Finger, special counsel to the Offerors, in form and substance satisfactory to counsel for the Underwriters, to the effect that,

               (i) the Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act, and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a business trust have been made;

               (ii) under the Delaware Act and the Declaration, the Trust has the power and authority to own property and conduct its business, all as described in the Registration Statement and the Prospectus;

               (iii) the Declaration constitutes a valid and binding obligation of the Company and the Trustees and is enforceable against the Company and the Trustees in accordance with its terms, except to the extent that the enforcement thereof may be limited by the Bankruptcy Exceptions;

               (iv) under the Delaware Act and the Declaration, the Trust has the power and authority to (i) execute and deliver, and to perform its obligations under, this Agreement and the Pricing Agreement and (ii) issue, and perform its obligations under, the Trust Securities;

               (v) under the Delaware Act and the Declaration, the execution and delivery by the Trust of this Agreement, the Pricing Agreement and the performance by the Trust of its obligations hereunder and under the Pricing Agreement, have been duly authorized by all necessary action on the part of the Trust;

               (vi) the certificates for the Preferred Securities are in due and proper form; the Preferred Securities have been duly authorized by the Declaration and are duly and validly issued and, subject to qualifications hereinafter expressed in this paragraph (vi), fully paid and nonassessable undivided beneficial interests in the assets of the Trust; the holders of the Preferred Securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; said counsel may note that the holders of the Preferred Securities may be obligated, pursuant to the Declaration, to (i) provide indemnity and/or security in connection with, and pay taxes or governmental charges arising from, transfers or exchanges of Preferred Securities certificates and the issuance of replacement Preferred Securities certificates and (ii) provide security and indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and remedies under the Declaration;

               (vii) the Common Securities have been duly authorized by the Declaration and are duly and validly issued and fully paid and, except as otherwise provided in Section 10.1(b) of the Declaration, nonassessable undivided beneficial interests in the assets of the Trust;

               (viii) under the Delaware Act and Declaration the issuance of the Trust Securities is not subject to preemptive or other similar rights; and

               (ix) the issuance and sale by the Trust of the Trust Securities, the purchase by the Trust of the Subordinated Debt Securities, the execution, delivery and performance by the Trust of this Agreement and the Pricing Agreement, the consummation by the Trust of the transactions contemplated hereby and by the Pricing Agreement and compliance by the Trust with its obligations hereunder and thereunder will not violate (i) any of the provisions of the Certificate of Trust or the Declaration or (ii) any applicable Delaware law or administrative regulation.

               (ii) The Representative shall have received the favorable opinion, at Closing Time, of Richards, Layton & Finger, counsel of Wilmington Trust Company, as Property Trustee under the Declaration, Guarantee Trustee under the Preferred Securities Guarantee Agreement, in form and substance satisfactory to counsel for the Underwriters, to the effect that,

               (i) Wilmington Trust Company is duly organized and is validly existing in good standing as a banking corporation under the laws of the State of Delaware.

          (ii) the Property Trustee has full power, authority and legal right to execute, deliver and perform its obligations under the terms of the Declaration and the Preferred Securities Guarantee Agreement;

               (iii) the execution, delivery and performance by the Property Trustee of the Declaration and the execution, delivery and performance by the Guarantee Trustee of the Preferred Securities Guarantee Agreement have been duly authorized by all necessary corporate action on the part of the Property Trustee and the Guarantee Trustee, respectively. The Declaration and the Preferred Securities Guarantee Agreement have been duly executed and delivered by the Property Trustee and the Guarantee Trustee, respectively, and constitute the legal, valid and binding obligations of the Property Trustee and the Guarantee Trustee, respectively, enforceable against the Property Trustee and the Guarantee Trustee, respectively, in accordance with their terms, except as enforcement thereof may be limited by the Bankruptcy Exceptions;

               (iv) the execution, delivery and performance of the Declaration and the Preferred Securities Guarantee Agreement by the Property Trustee and the Guarantee Trustee, respectively, does not conflict with or constitute a breach of the charter or by-laws of the Property Trustee and the Guarantee Trustee, respectively; and

               (v) no consent, approval or authorization of, or registration with or notice to, any governmental authority or agency of the State of Delaware or the United States of America governing the banking or trust powers of Wilmington Trust Company is required for the execution, delivery or performance by the Property Trustee and the Guarantee Trustee of the Declaration and the Preferred Securities Guarantee Agreement.

          (iii) The Representative shall have received the favorable opinion, at Closing Time, of [Skadden, Arps, Slate, Meagher & Flom ("SASM&F")/Winston & Strawn ("W&S")], counsel for the Underwriters, in form and substance satisfactory to the Underwriters with respect to the incorporation and legal existence of the Company; the legal existence of the Trust, the Preferred Securities, the Indenture, the Preferred Securities Guarantee Agreement, this Agreement, the Pricing Agreement, the Registration Statement, the Prospectus and other related matters as the Representative may require.

          In giving its opinion, SASM&F/W&S may rely as to certain matters of Delaware law upon the opinion of Richards, Layton & Finger, special counsel for the Offerors, which shall be delivered in accordance with Section 5(c)(i) hereto.

          (d) At Closing Time, there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (in the form first used by the Underwriters to confirm sales of the Preferred Securities), any material adverse change in the condition, financial or otherwise, of the Trust or of the Company and its subsidiaries considered as one enterprise, or in the earnings, affairs or business prospects of the Company and its subsidiaries considered as one enterprise, in either case whether or not arising in the ordinary course of business, and you shall have received a certificate of the Chairman, the President, a Vice President or the Treasurer of the Company and a certificate of a Regular Trustee of the Trust, each at Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties contained in this Agreement are true and correct with the same force and effect as though expressly made at and as of Closing Time,
     (iii) the Company and the Trust have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to his knowledge, threatened by the Commission.

          (e) (i) At the time of the execution of this Agreement, the Representative shall receive from Arthur Andersen LLP a letter (in form and substance satisfactory to them) dated such date to the effect that they are independent public accountants within the meaning of the 1933 Act and the applicable published rules and regulations thereunder and that the answer to Item 10 of the Registration Statement is correct insofar as it relates to them, and stating in effect that (i) in their opinion, the consolidated financial statements examined by them and contained in the Incorporated Documents comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the published rules and regulations thereunder; (ii) on the basis of a reading of the latest available unaudited interim consolidated financial statements of the Company, a reading of all recent minutes of meetings of the Board of Directors, Committees of the Board of Directors and shareholders of the Company and its subsidiaries and inquiries of officials of the Company responsible for financial and accounting matters, nothing came to their attention which caused them to believe that as of a specified date not more than three business days prior to the date of delivery of such letter there was any decrease in the capital stock or any increase in the long-term debt of the Company and subsidiaries consolidated, or any decrease in consolidated net assets, as compared with amounts shown in the consolidated balance sheet or consolidated statement of capitalization examined by them and included in the Company's Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K, as the case may be, last filed under the 1934 Act and incorporated by reference in the Registration Statement or for the period from the first day of the month next following the date of said consolidated balance sheet and said consolidated statement of capitalization to a specified date not more than three business days prior to the date of delivery of such letter there were any decreases, as compared with the corresponding period in the preceding year, in consolidated electric operating revenues, net income, net income on common stock or earnings per common share, except in all instances for changes which the Prospectus discloses have occurred or may occur or which are described in such letter; (iii) they have read the dollar amounts of electric operating revenues by user classification in the table "Operating Statistics" in the Company's Annual Report on Form 10-K last filed under the 1934 Act and incorporated by reference in the Registration Statement, have performed specified procedures with respect thereto set forth in such letter and have found such dollar amounts to be in agreement with accounting records identified in such letter; (iv) if applicable, they have read the dollar amount of short-term notes payable and the ratio of earnings to fixed charges and the ratio of earnings to fixed charges and preferred and preference stock dividend requirements set forth in the Prospectus have performed specified procedures with respect thereto set forth in such letter and have found such dollar amount and ratios to be in agreement with accounting records identified in such letter; and (v) they have read any unaudited consolidated financial statement information and financial ratios set forth in the Prospectus and have performed specified procedures with respect thereto set forth in such letter, and nothing came to their attention which caused them to believe that such financial information does not agree with the latest available unaudited interim consolidated financial statements of the Company or was not determined on a basis substantially consistent with that of the corresponding amounts in the audited consolidated financial statements incorporated by reference in the Registration Statement. If additional unaudited consolidated financial information is included in the Prospectus, appropriate statements with respect thereto shall also be set forth in such letter.

          (ii) At Closing Time, the Representative shall have received from Arthur Andersen LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to
     Section 5(e)(i), except that the specified date referred to shall be a date not more than five days prior to Closing Time.

          (f) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any change or decrease specified in the letters referred to in paragraph (e) of this Section 5 which makes it impractical or inadvisable in the judgment of the Representative to proceed with the public offering or delivery of the Preferred Securities as contemplated by the Prospectus.

          (g) At Closing Time, the Preferred Securities and the Subordinated Debt Securities shall be rated in one of the four highest rating categories for long-term debt ("Investment Grade") by any "nationally recognized statistical rating organization" as that term is defined by the Commission for purposes of Rule 436(g)(1) of Regulation C under the 1933 Act, and the Trust shall have delivered to the Representative a letter, at Closing Time, from such nationally recognized statistical rating organization, or other evidence satisfactory to the Representative, confirming that the Preferred Securities and the Subordinated Debt Securities have Investment Grade ratings; and subsequent to the date of this Agreement, no downgrading shall have occurred in the rating accorded the Company's debt securities or Cumulative Preference Stock by any such nationally recognized statistical rating organization, and no such nationally recognized statistical rating organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its ratings for such securities.

          (h) At Closing Time, the Preferred Securities shall have been approved for listing on the New York Stock Exchange upon notice of issuance.

          (i) Prior to Closing Time, the Offerors shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

          If any of the conditions specified in this Section 5 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions or certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representative and counsel for the

Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, Closing Time by the Representative.

          6. Conditions of the Trust's Obligation. The obligation of the Trust to deliver the Preferred Securities upon payment therefor shall be subject to the following conditions:

          At Closing Time, the order of the Illinois Commerce Commission referred to in subparagraph (i) of Section 2 shall be in full force and effect substantially in the form in which originally entered and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for that purpose shall then be pending before, or threatened by, the Commission.

          In case any of the conditions specified above in this Section 6 shall not have been fulfilled, this Agreement may be terminated by the Offerors by delivering written notice of termination to the Representative. Any such termination shall be without liability of any party to any other party except to the extent provided in Sections 4(g), 7 and 8 hereof.

          7. Reimbursement of Underwriters' Expenses. If the sale of the Preferred Securities provided for herein is not consummated because any condition to the obligations of the Underwriters or the Offerors set forth in
Section 5 and Section 6 hereof, respectively, is not satisfied or because of any refusal, inability or failure on the part of the Offerors, or either of them, to perform any agreement herein or comply with any provisions hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Preferred Securities.

          8. Indemnification and Contribution. (a) The Offerors agree jointly and severally to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either the 1933 Act or the 1934 Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in any preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that (i) the Offerors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Trust or the Company by or on behalf of any Underwriter through the Representative specifically for use therein and (ii) such indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased any of the Preferred Securities which are the subject thereof if such person did not receive a copy of the Prospectus (or, if the Prospectus has been amended or supplemented, the Prospectus as then amended or supplemented), excluding the Incorporated Documents, at or prior to the confirmation of the sale of such Preferred Securities to such person in any case where such delivery is required by the 1933 Act and the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the Prospectus (or the Prospectus as then amended or supplemented) and where the Offerors shall have provided to the Representative in a timely manner sufficient copies of such Prospectus. This indemnity agreement will be in addition to any liability which the Offerors may otherwise have. The Company agrees to indemnify the Trust against all loss, liability, claim, damage and expense whatsoever, as due from the Trust under Section 8(a) hereunder.

          (b) Each Underwriter severally agrees to indemnify and hold harmless the Offerors, their directors, trustees, their officers who sign the Registration Statement and each person who controls the Offerors within the meaning of either the 1933 Act or the 1934 Act, to the same extent as the foregoing indemnity from the Offerors to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Offerors by or on behalf of such Underwriter through the Representative specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party, unless the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the next preceding sentence (it being understood, however, that in no event shall the indemnifying party be liable for the fees and expenses of more than one separate counsel (in addition to local counsel), approved by the Representative in the case of subparagraph (a), representing all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

          (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraphs (a) or (b) of this Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable on grounds of policy or otherwise, the Offerors and the Underwriters shall contribute to the aggregate losses, expenses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Offerors and one or more of the Underwriters may be subject in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the aggregate underwriting discounts appearing on the cover page of the Prospectus bear to the aggregate public offering price for the Preferred Securities appearing thereon and the Offerors are responsible for the balance; provided, however, that (i) in no case shall any Underwriter (except as may be provided in any Agreement Among Underwriters) be responsible for any amount in excess of the aggregate underwriting discounts applicable to the Preferred Securities purchased by such Underwriter hereunder and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this

Section 8, each person who controls an Underwriter within the meaning of the 1933 Act or the 1934 Act shall have the same rights to contribution as such Underwriter, and each person who controls the Offerors within the meaning of either the 1933 Act or the 1934 Act, each officer of the Company who shall have signed the Registration Statement, each director of the Company and each trustee of the Trust shall have the same rights to contribution as the Offerors, subject in each case to clauses (i) and (ii) of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph
(d), notify such party from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

          9. Default by an Underwriter. If any one or more of the Underwriters shall fail to purchase and pay for the Preferred Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the number of Preferred Securities set forth opposite their names in Schedule A hereto bear to the aggregate number of Preferred Securities set opposite the names of all the remaining Underwriters) the Preferred Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate number of Preferred Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate number of the Preferred Securities set forth in Schedule A hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Preferred Securities and if such nondefaulting Underwriters do not purchase all the Preferred Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Offerors, except as provided in Section 11 hereof. In the event of a default by any Underwriter as set forth in this
Section 9, the Closing Time shall be postponed for such period, not exceeding seven days, as the Representative shall determine, in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Offerors and any nondefaulting Underwriter for damages occasioned by its default hereunder.

          10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Offerors prior to delivery of and payment for the Preferred Securities, if prior to such time (i) there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the earnings, affairs, condition (financial or otherwise) or business prospects of the Trust or the Company and its subsidiaries considered as one enterprise, in either case whether or not arising in the ordinary course of business, (ii) trading in securities of the Company or securities generally on the New York Stock Exchange shall have been suspended or limited or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required by said exchange or by order of the Commission or by order of any other governmental authority, (iii) a banking moratorium shall have been declared either by federal or New York State authorities or (iv) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis, the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representative, impracticable to market the Preferred Securities or enforce contracts for the sale of the Preferred Securities. As used in this Section, the term "Prospectus" shall mean the Prospectus in the form first used by the Underwriters to confirm sales of the Preferred Securities.

          11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Offerors or their officers or Trustees and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Offerors or any of the officers, directors, trustees or controlling persons referred to in
Section 8 hereof, and will survive delivery of and payment for the Preferred Securities. The provisions of Sections 4(g), 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

          12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telegraphed and confirmed to it at Merrill Lynch World Headquarters, North Tower, World Financial Center, New York, New York 10281-1201, attention of John Thorndike, Managing Director, or, if sent to the Trust or the Company, will be mailed, delivered or telegraphed and confirmed to it, at the 37th floor, One First National Plaza, Box 767, Chicago, Illinois 60690-0767, attention of the Treasurer.

          13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the officers, directors, trustees and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder. The term "successors and assigns" as used in this Agreement shall not include any purchaser, as such purchaser, of any of the Preferred Securities from any of the Underwriters.

          14. Representation of the Underwriters. The Representative represents and warrants to the Offerors that it is authorized to act as the representative of the Underwriters in connection with this financing, and the Representative's execution and delivery of this Agreement and any action under this Agreement taken by such Representative will be binding upon all Underwriters.

          15. Counterparts. This Agreement may be executed in counterparts all of which, taken together, shall constitute a single agreement among the parties to such counterparts.

          16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of Illinois.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Trust and each of the several Underwriters.

                              Very truly yours,

                              COMMONWEALTH EDISON COMPANY


                              By:  ________________________
                                    J.C. Bukovski
                                    Vice President


                              COMED FINANCING I


                              By:  ________________________
                                    J.C. Bukovski
                                    Trustee


                              By:  ________________________
                                    Dennis F. O'Brien
                                    Trustee

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

MERRILL LYNCH & CO
MERRILL LYNCH, PIERCE, FENNER &
 SMITH INCORPORATED


By:______________________________
  Name:
  Title:

For themselves and the other several
Underwriters named in Schedule A hereto.

                                   SCHEDULE A
                                   ----------



                                                               Number of
Name of Underwriter                                       Preferred Securities
- -------------------                                       --------------------

Merrill Lynch, Pierce, Fenner &
 Smith Incorporated                                             _________

PaineWebber Incorporated                                        _________

Salomon Brothers Inc                                            _________

               Total                                            8,000,000
                                                                =========

                                   EXHIBIT A
                                   ---------


                      _______________ Preferred Securities

                               ComEd FINANCING I

                     (a Delaware statutory business trust)

            ______% Trust Originated Preferred Securities ("TOPrS")

                    (Liquidation Amount of $25 Per Security)


                               PRICING AGREEMENT
                               -----------------


MERRILL LYNCH & CO.
___________,1995
Merrill Lynch, Pierce, Fenner
 & Smith Incorporated,
     as Representative of the several
     Underwriters named in the within-
     mentioned Underwriting Agreement
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York  10281

Ladies and Gentlemen:

          Reference is made to the Underwriting Agreement, dated ____________, 1995 (the "Underwriting Agreement"), relating to the purchase by the several Underwriters named in Schedule A thereto (the "Underwriters"), for whom Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as representative (the "Representative"), of the above __% Trust Originated Preferred Securities (the "Preferred Securities"), of ComEd FINANCING I, a Delaware statutory business trust (the "Trust").

          Pursuant to Section 3 of the Underwriting Agreement, the Trust and Commonwealth Edison Company, an Illinois corporation (the "Company"), jointly and severally agree with each Underwriter as follows:

          1. The initial public offering price per security for the Preferred Securities (as defined in the Underwriting Agreement), determined as provided in said Section 3, shall be $25.00.

          2. The purchase price per security for the Preferred Securities to be paid by the several Underwriters shall be $25.00, being an amount equal to the initial public offering price set forth above.

          3. The compensation per Preferred Security to be paid by the Company to the several Underwriters in respect of their commitments hereunder shall be ________; provided, however, that the compensation per Preferred Security for sales of 10,000 or more Preferred Securities to a single purchaser shall be ________.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Trust and each of the several Underwriters.

                              Very truly yours,

                              COMMONWEALTH EDISON COMPANY


                              By:  ________________________
                                    J.C. Bukovski
                                    Vice President


                              COMED FINANCING I


                              By:  ________________________
                                    J.C. Bukovski
                                    Trustee


                              By:  ________________________
                                    Dennis F. O'Brien
                                    Trustee

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

MERRILL LYNCH & CO
MERRILL LYNCH, PIERCE, FENNER &
 SMITH INCORPORATED


By:______________________________
   Name:
   Title:

For themselves and the other several
Underwriters named in the
Underwriting Agreement.

                                      -3-